Rubicon Project Reports Fourth Quarter and Full Year 2017 Results
Company Announces Significant Cost Reductions
LOS ANGELES, California – March 14, 2018 – Rubicon Project (NYSE: RUBI), the global exchange for advertising, today reported its results of operations for the fourth quarter and year ended December 31, 2017.
Recent Highlights:

•
Total annualized spending reduced by $44 million or 23% on a forward run rate basis. This compares Q4 2017 annualized run rate of adjusted EBITDA operating expenses and capital expenditures to the post reduction run rate.

•	Reduction includes elimination of 100 positions, $20 million reduction to capital expenditures, and other operating efficiencies in 2018.

•	More than double digit year over year advertising spend growth since early February.

•	Take rate remaining stable since November 1, 2017 elimination of the Company's buyer fees.

•	Company expects to be adjusted EBITDA positive in Q4 of 2018.

•	Improved auction dynamics by implementing a default first price auction in header bidding transactions and launching our Estimated Market Rate ("EMR") tool for buyers.

•
Revenue for the fourth quarter 2017 was $31.4 million, compared to $72.7 million for the fourth quarter of 2016; Non-GAAP net revenue(1) was $31.4 million, compared to $66.9 million for the fourth quarter of 2016.

•
Net loss for the fourth quarter 2017 was $23.8 million, or diluted loss per share of $0.48, compared to net loss of $21.2 million, or diluted loss per share of $0.44 for the fourth quarter of 2016. Included in the net loss for the fourth quarter of 2017 were impairment of intangible assets expense of $4.6 million.

•	Adjusted EBITDA loss(1) was $6.2 million, compared to Adjusted EBITDA of $21.7 million for the fourth quarter of 2016.

•	Non-GAAP loss per share(1)(3) was $0.28 for the fourth quarter of 2017, compared to $0.37 in non-GAAP earnings per share for the fourth quarter of 2016.

“We made significant strides to strengthen our competitive and financial position during and after the fourth quarter,” said Michael G. Barrett, President and CEO of Rubicon Project. "As our industry moves through a heightened consolidation phase, we continue to lead in transparency, trust, support and technology, all with extremely attractive pricing, to win business with buyers and deliver meaningful revenue growth for our publishers. 2017 was a year we invested heavily to position the company for growth and in 2018 we have now taken significant steps to reduce our operating costs and capex. The result of recent double digit ad spend growth, combined with today's cost reductions are intended to put us on strong financial footing and get us to profitability in Q4 of 2018, on an adjusted EBITDA basis.”

Fourth Quarter and Full Year 2017 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended			Year Ended
	December 31, 2017	December 31, 2016	Change Favorable/ (Unfavorable)	December 31, 2017	December 31, 2016	Change Favorable/ (Unfavorable)
Revenue	$31.4	$72.7	(57)%	$155.5	$278.2	(44)%
Advertising spend(1)	$246.3	$277.1	(11)%	$837.2	$1,025.8	(18%)
Non-GAAP net revenue(1)	$31.4	$66.9	(53)%	$154.9	$256.1	(40%)
Take rate(3)	12.8%	24.1%	(11 ppt)	18.5%	25.0%	(7 ppt)
Net loss	($23.8)	($21.2)	(12)%	($154.8)	($18.1)	NM
Adjusted EBITDA(1)	($6.2)	$21.7	NM	($4.4)	$70.9	NM
Adjusted EBITDA margin(2)	(20%)	32%	NM	(3%)	28%	NM
Basic net loss per share	($0.48)	($0.44)	(9)%	($3.17)	($0.39)	NM
Diluted loss per share	($0.48)	($0.44)	(9)%	($3.17)	($0.39)	NM
Non-GAAP earnings (loss) per share(1)	($0.28)	$0.37	NM	($0.68)	$1.07	NM

Definitions:
NM	Not meaningful.
(1)
Advertising spend, non-GAAP net revenue, Adjusted EBITDA and non-GAAP earnings (loss) per share are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.

(2)
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by non-GAAP net revenue. Reconciliations for both net loss to Adjusted EBITDA and revenue to non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures."

(3)
Take rate is an operational performance measure calculated as revenue (or for periods in which we have revenue reported on a gross basis, as non-GAAP net revenue) divided by advertising spend. The decline in our take rate compared to the 2016 periods is due to the reduction of our buyer fees during 2017, culminating in their elimination on November 1. Reconciliations for revenue to both advertising spend and non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures." We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate (and our fees, which drive take rate) can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period, the scale of a buyer's or seller's activity on our platform, mix of inventory or transaction types, the implementation of new products, platforms and solution features, auction dynamics, negotiations with clients, header bidding, competitive factors, and the overall development of the digital advertising ecosystem.

Fourth Quarter 2017 Results Conference Call and Webcast:
The Company will host a conference call on March 14, 2018 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its fourth quarter of 2017.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Rubicon Project conference call
Simultaneous audio webcast:	http://investor.rubiconproject.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10116890
Webcast link:	http://investor.rubiconproject.com, under "Events and Presentations"
About Rubicon Project

Founded in 2007, Rubicon Project is one of the world’s largest advertising exchanges. The company helps websites and apps thrive by giving them tools and expertise to sell ads easily and safely. In addition, the world's leading agencies and brands rely on Rubicon Project’s technology to execute billions of advertising transactions each month. Rubicon Project is an independent, publicly traded company (NYSE:RUBI) headquartered in Los Angeles, California.

Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc.

Forward-Looking Statements:

This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, advertising spend, non-GAAP net revenue, profitability, net income (loss), Adjusted EBITDA, earnings per share, and cash flow; strategic objectives, including focus on header bidding, mobile, video, and private marketplace opportunities; investments in our business; development of our technology; introduction of new offerings; the impact of our acquisition of nToggle and its traffic shaping technology on our business; the effects of our cost reduction initiatives; scope and duration of client relationships; the fees we may charge in the future; business mix and expansion of our mobile, video, and private marketplace offerings; sales growth; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; user reach; certain statements regarding future operational performance measures including ad requests, fill rate, paid impressions, average CPM, take rate, and advertising spend; and factors that could affect these and other aspects of our business.

These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: our ability to grow rapidly and to manage any growth effectively, including in our mobile, video, PMP, header bidding, and buyer businesses; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our vulnerability to loss of, or reduction in spending by, buyers; our ability to maintain and grow a supply of advertising inventory from sellers; the effect on the advertising market and our business from difficult economic conditions; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new offerings and bring them to market in a timely manner in response to client demands and industry trends, including shifts in digital advertising growth from display to mobile channels; the increased prevalence of header bidding and its effect on our competitive position; uncertainty of our estimates and expectations associated with new offerings, including header bidding, private marketplace, mobile, video, and guaranteed audience solutions, and traffic shaping; declining fees and take rate, and the need to grow through advertising spend increases rather than fee increases; our ability to compensate for a reduced take rate by increasing the volume and/or value of transactions on our platform; our vulnerability to the depletion of our cash resources as revenue declines with the reduction in our take rate and as we incur additional investments in technology required to support the increased volume of transactions on our exchange; our ability to support our growth objectives with reduced resources resulting from our cost reduction initiatives; our ability to raise additional capital if needed and/or to renew our working capital line of credit; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; our ability to adapt effectively to shifts in digital advertising to mobile and video channels; increased prevalence of ad blocking technologies; the slowing growth rate of online digital display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook and Google); the effects, including loss of market share, of increased competition in our market and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors; acts of competitors and other third parties that can adversely affect our business; our ability to differentiate our offerings, and compete effectively in a market trending increasingly toward commodification, transparency, and disintermediation; requests from buyers and sellers for discounts, fee concessions or revisions, rebates, refunds, and greater levels of pricing transparency and specificity; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies; and our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the

Securities and Exchange Commission, or SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for 2018. These forward-looking statements represent our estimates and assumptions only as of the date they are made. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures:
This press release includes information relating to advertising spend, non-GAAP net revenue, Adjusted EBITDA, non-GAAP net income, and non-GAAP earnings per share, which are financial measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our performance and trends, to prepare and approve our annual budget, and to develop short- and long-term plans and performance objectives. Management believes that these non-GAAP financial measures provide useful information about our core results and thus are appropriate to enhance the overall understanding of our past performance and our prospects for the future.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of revenue to advertising spend and revenue to non-GAAP net revenue," "Reconciliation of net loss to Adjusted EBITDA," "Reconciliation of net loss to non-GAAP net income" and "Reconciliation of GAAP EPS to non-GAAP EPS" included as part of this press release.
We define advertising spend as the buyer spending on advertising transacted on our platform. Advertising spend does not represent revenue reported on a GAAP basis. Tracking our advertising spend allows us to compare our results to the results of companies that report all spending transacted on their platforms as GAAP revenue on a gross basis. We also use advertising spend for internal management purposes to assess market share of total advertising spending. Our advertising spend may be influenced by demand for our services, the volume and characteristics of paid impressions, average CPM, and other factors such as changes in the market, our execution of the business, and competition. Advertising spend may fluctuate due to seasonality and increases or decreases in average CPM and paid impressions. In addition, we generally experience higher advertising spend during the fourth quarter of a given year resulting from higher advertising budgets by advertisers and more bidding activity on our platform, which may drive higher volumes of paid impressions or average CPM. Growth in our advertising spend slowed significantly in 2016 for various reasons, including shift of spending on digital advertising from desktop, which represents the majority of our business to mobile, our delay in embracing header bidding, and absorption by competitors, principally Google and Facebook, of an increasing share of growth in spending on digital advertising.
We define non-GAAP net revenue as GAAP revenue less amounts we pay sellers that are included within cost of revenue for the portion of our revenue reported on a gross basis. Non-GAAP net revenue would represent our revenue if we were to record all of our revenue on a net basis. Non-GAAP net revenue does not represent revenue reported on a GAAP basis. Non-GAAP net revenue is one useful measure in assessing the performance of our business in periods for which our revenue includes revenue reported on a gross basis, because it shows the operating results of our business on a consistent basis without the effect of differing revenue reporting (gross vs. net) that we apply under GAAP across different types of transactions, and facilitates comparison of our results to the results of companies that report all of their revenue on a net basis. A potential limitation of non-GAAP net revenue is that other companies may define non-GAAP net revenue differently, which may make comparisons difficult.
Non-GAAP net revenue is influenced by demand for our services, the volume and characteristics of advertising spend, and our take rate. The revenue we have reported on a gross basis was associated with our intent marketing business. Because we exited that business in the first quarter of 2017, we do not expect to report any revenue on a gross basis after the first quarter of 2017 unless and until we change our business practices, develop new products, or make an acquisition, in each case with characteristics that require gross reporting.
Adjusted EBITDA:
We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, and provision (benefit) for income taxes. These items may include recurring as well as non-recurring items. These adjustments should not be construed to imply that all of these adjustments or costs are unusual, infrequent or non-recurring. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.

•
Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.

•
Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
Stock-based compensation is a non-cash charge and is and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

•
Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.

•	Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration.

•
Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.

•	Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuation in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating loss, or any other measure of financial performance calculated and presented in accordance with GAAP.

We define non-GAAP earnings per share as non-GAAP net income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net income (loss) excluding stock-based compensation, impairment charges, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, transaction expenses, expenses associated with earn-out amounts, and foreign currency gains and losses. In periods in which non-GAAP net income (loss) is positive, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. We believe non-GAAP earnings per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings per share is that other companies may define non-GAAP earnings per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).

Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@rubiconproject.com
Media Contact
Eric Bonach
Rubicon Project
(310) 207-0272
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$76,642	$149,423
Marketable securities	52,504	40,550
Accounts receivable, net	165,890	192,064
Prepaid expenses and other current assets	9,620	9,540
TOTAL CURRENT ASSETS	304,656	391,577
Property and equipment, net	47,393	36,246
Internal use software development costs, net	12,734	16,522
Other assets, non-current	5,493	2,921
Intangible assets, net	13,359	6,804
Goodwill	—	65,705
TOTAL ASSETS	$383,635	$519,775
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$214,103	$214,903
Other current liabilities	3,141	3,534
TOTAL CURRENT LIABILITIES	217,244	218,437
Deferred tax liability, net	—	42
Other liabilities, non-current	1,780	1,783
TOTAL LIABILITIES	219,024	220,262
STOCKHOLDERS' EQUITY
Common stock	—	—
Additional paid-in capital	418,354	398,787
Accumulated other comprehensive loss	41	(273)
Accumulated deficit	(253,784)	(99,001)
TOTAL STOCKHOLDERS' EQUITY	164,611	299,513
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$383,635	$519,775

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue	$31,397	$72,667	$155,545	$278,221
Expenses:
Cost of revenue(1)(2)	15,465	21,126	56,836	73,247
Sales and marketing(1)(2)	12,134	18,449	51,794	83,328
Technology and development(1)(2)	11,123	12,934	47,500	51,184
General and administrative(1)(2)	12,517	15,337	55,596	68,570
Restructuring and other exit costs	—	3,316	5,959	3,316
Impairment of intangible assets and internal use software	4,585	23,473	4,585	23,473
Impairment of goodwill	—	—	90,251	—
Total expenses	55,824	94,635	312,521	303,118
Loss from operations	(24,427)	(21,968)	(156,976)	(24,897)
Other (income) expense:
Interest income, net	(244)	(132)	(908)	(491)
Other income	(186)	(166)	(688)	(554)
Foreign exchange (gain) loss, net	72	(601)	1,165	(939)
Total other income, net	(358)	(899)	(431)	(1,984)
Loss before income taxes	(24,069)	(21,069)	(156,545)	(22,913)
Provision (benefit) for income taxes	(252)	121	(1,762)	(4,860)
Net loss	$(23,817)	$(21,190)	$(154,783)	$(18,053)
Net loss per share:
Basic	$(0.48)	$(0.44)	$(3.17)	$(0.39)
Diluted	$(0.48)	$(0.44)	$(3.17)	$(0.39)
Weighted-average shares used to compute net loss per share:
Basic	49,293	48,051	48,869	46,655
Diluted	49,293	48,051	48,869	46,655

(1)	Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Cost of revenue	$109	$83	$404	$344
Sales and marketing	1,058	1,809	4,582	8,520
Technology and development	856	1,327	4,034	5,788
General and administrative	2,293	3,427	9,924	14,042
Restructuring and other exit costs	—	—	1,560	—
Total stock-based compensation expense	$4,316	$6,646	$20,504	$28,694

(2)	Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Cost of revenue	$8,336	$9,175	$31,981	$28,853
Sales and marketing	178	2,722	1,066	9,020
Technology and development	345	863	1,957	2,759
General and administrative	212	641	1,221	2,131
Total depreciation and amortization expense	$9,071	$13,401	$36,225	$42,763

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended
	December 31, 2017	December 31, 2016
OPERATING ACTIVITIES:
Net loss	$(154,783)	$(18,053)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,225	42,763
Stock-based compensation	20,504	28,694
Loss on disposal of property and equipment	195	214
Provision for doubtful accounts	580	540
Accretion of available for sale securities	(276)	(82)
Unrealized foreign currency gains, net	970	(1,122)
Impairment of intangible assets and internal use software	4,585	23,473
Impairment of goodwill	90,251	—
Deferred income taxes	(1,564)	(6,635)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	26,051	25,303
Prepaid expenses and other assets	(224)	(2,956)
Accounts payable and accrued expenses	(502)	(32,965)
Other liabilities	(477)	947
Net cash provided by operating activities	21,535	60,121
INVESTING ACTIVITIES:
Purchases of property and equipment	(32,438)	(23,479)
Capitalized internal use software development costs	(7,988)	(9,922)
Acquisitions, net of cash acquired	(38,610)	(238)
Investments in available-for-sale securities	(95,224)	(41,096)
Maturities of available-for-sale securities	81,050	37,360
Net cash used in investing activities	(93,210)	(37,375)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	394	14,249
Proceeds from issuance of common stock under employee stock purchase plan	629	1,886
Taxes paid related to net share settlement	(2,403)	(6,058)
Net cash provided by (used in) financing activities	(1,380)	10,077
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	199	(157)
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(72,856)	32,666
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	149,498	116,832
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$76,642	$149,498
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes	382	1,285
Cash paid for interest	61	61
Capitalized assets financed by accounts payable and accrued expenses	109	1,627
Capitalized stock-based compensation	443	952

THE RUBICON PROJECT, INC.
RECONCILIATION OF REVENUE TO ADVERTISING SPEND AND REVENUE TO NON-GAAP NET REVENUE
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue	$31,397	$72,667	$155,545	$278,221
Plus amounts paid to sellers(1)	214,874	204,403	681,676	747,561
Advertising spend	$246,271	$277,070	$837,221	$1,025,782

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue	$31,397	$72,667	$155,545	$278,221
Less amounts paid to sellers reflected in cost of revenue(2)	(16)	5,800	617	22,123
Non-GAAP net revenue	$31,413	$66,867	$154,928	$256,098

(1)	Amounts paid to sellers for the portion of our revenue reported on a net basis for GAAP purposes.
(2)
Amounts paid to sellers for the portion of our revenue reported on a gross basis for GAAP purposes. Before our acquisition of Chango in April 2015, we recorded all revenue on a net basis and therefore payments to sellers were not included in cost of revenue prior to April 2015.

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net loss	$(23,817)	$(21,190)	$(154,783)	$(18,053)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	7,810	7,206	31,443	22,224
Amortization of acquired intangibles	1,261	6,195	4,782	20,539
Stock-based compensation expense	4,316	6,646	20,504	28,694
Impairment of intangible assets and internal use software	4,585	23,473	4,585	23,473
Impairment of goodwill	—	—	90,251	—
Acquisition and related items	35	(1)	303	333
Interest income, net	(244)	(132)	(908)	(491)
Foreign currency (gain) loss, net	72	(601)	1,165	(939)
Provision (Benefit) for income taxes	(252)	121	(1,762)	(4,860)
Adjusted EBITDA	$(6,234)	$21,717	$(4,420)	$70,920

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net loss	$(23,817)	$(21,190)	$(154,783)	$(18,053)
Add back (deduct):
Stock-based compensation expense	4,316	6,646	20,504	28,694
Impairment of intangible assets and internal use software	4,585	23,473	4,585	23,473
Impairment of goodwill	—	—	90,251	—
Acquisition and related items, including amortization of acquired intangibles	1,296	6,194	5,085	20,872
Foreign currency (gain) loss, net	72	(601)	1,165	(939)
Tax effect of Non-GAAP adjustments (1)	(65)	3,620	(152)	(1,608)
Non-GAAP net income (loss)	$(13,613)	$18,142	$(33,345)	$52,439

(1)	Non-GAAP net income (loss) includes the estimated tax impact from the expense items reconciling between net income and non-GAAP net income.

THE RUBICON PROJECT, INC.
RECONCILIATION OF GAAP EPS TO NON-GAAP EPS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP net loss per share (1):
Basic	$(0.48)	$(0.44)	$(3.17)	$(0.39)
Diluted	$(0.48)	$(0.44)	$(3.17)	$(0.39)

Non-GAAP net income (loss)(2)	$(13,613)	$18,142	$(33,345)	$52,439

Reconciliation of weighted-average shares used to compute net loss per share to non-GAAP weighted average shares outstanding:
Weighted-average shares used to compute net loss per share:	49,293	48,051	48,869	46,655
Dilutive effect of weighted-average common stock options, RSAs, and RSUs	—	749	—	1,976
Dilutive effect of weighted-average acquisition related escrow shares	—	—	—	392
Dilutive effect of weighted-average ESPP	—	23	—	30
Non-GAAP weighted-average shares outstanding	49,293	48,823	48,869	49,053
Non-GAAP earnings (loss) per share	$(0.28)	$0.37	$(0.68)	$1.07

(1)	Calculated as net loss divided by basic and diluted weighted-average shares used to compute net loss per share as included in the consolidated statement of operations.
(2)	Refer to reconciliation of net loss to non-GAAP net income (loss).

THE RUBICON PROJECT, INC.
REVENUE AND ADVERTISING SPEND BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Revenue				Advertising Spend
	Three Months Ended				Three Months Ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
	(in thousands, except percentages)
Channel:
Desktop	$15,371	49%	$45,786	63%	$129,777	53%	$178,203	64%
Mobile	16,026	51	26,881	37	116,494	47	98,867	36
Total	$31,397	100%	$72,667	100%	$246,271	100%	$277,070	100%

	Revenue				Advertising Spend
	Year Ended				Year Ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
	(in thousands, except percentages)
Channel:
Desktop	$84,327	54%	$181,407	65%	$475,258	57%	$684,782	67%
Mobile	71,218	46	96,814	35	361,963	43	341,000	33
Total	$155,545	100%	$278,221	100%	$837,221	100%	$1,025,782	100%